Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:

Laura S. Choi

Jean Mantuano

Investor Relations

Corporate Communications (media)

Phone: 609-430-2880, x2216

Phone: 609-430-2880, x2221

Medarex Announces Pricing of Public Offering of Common Stock

Princeton, N.J.; April 7, 2006 – Medarex, Inc. (NASDAQ:  MEDX) announced today the pricing of an underwritten public offering of 10 million shares of newly-issued common stock at $11.75 per share, before underwriting discounts and commissions.

Medarex expects the net proceeds from the offering to be approximately $111.6 million, after deducting underwriting discounts and commissions but before the expenses of the offering. Medarex intends to use the net proceeds from the offering to continue the development progress of its product candidates and research programs towards commercialization and for other general corporate purposes.

Goldman, Sachs & Co. acted as the sole book-running manager for the offering.  J.P. Morgan Securities Inc. acted as the joint lead manager of the offering. Janney Montgomery Scott LLC served as a co-manager. Medarex also granted the underwriters a 30-day option to purchase up to an additional 1.5 million shares of common stock.  All of the shares in the offering are being sold by Medarex.

These shares will be issued pursuant to an effective shelf registration statement in an underwritten public offering.  This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission.  A final prospectus supplement and the related prospectus have been filed with the SEC. The final prospectus supplement and the related prospectus may be obtained from Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, New York 10004, fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com.

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Thirty-one of these therapeutic product candidates derived from

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Medarex technology are in human clinical testing or have had INDs submitted for such trials, with four of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, risks and uncertainties related to satisfaction of customary closing conditions related to the public offering as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that such development efforts will succeed or that other developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.